Exhibit 99.1

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Frank Straub Chief Financial Officer (773) 380-6636	Leslie Loyet (312) 640-6672

FOR IMMEDIATE RELEASE
Monday, December 7, 2009

DEERFIELD CAPITAL CORP. COMMENCES TRADING ON NASDAQ STOCK MARKET

CHICAGO, December 7, 2009 — Deerfield Capital Corp. (NASDAQ: DFR) (“DFR” or the “Company”) today announced the completion of the voluntary transfer of the listing of its common stock from the NYSE Amex LLC to the NASDAQ Stock Market LLC (the “NASDAQ”). The Company’s common stock commenced trading on the NASDAQ today under the same ticker symbol, DFR.

About the Company

DFR, through its subsidiary, Deerfield Capital Management LLC, manages client assets, including bank loans and other corporate debt, residential mortgage backed securities, government securities and asset-backed securities. In addition, DFR has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and residential mortgage backed securities.

For more information, please go to the Company website, at www.deerfieldcapital.com.